Exhibit 23



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45261) pertaining to the EWB Retirement Plan of our report dated July 9, 1998, with respect to the financial statements and schedules of the EWB Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 9, 1998